Exhibit 10.20

Upstream Worldwide, Inc.

200 E. Broward Blvd, Suite 1200

Ft. Lauderdale, Florida 33301

March 22, 2012

Fort Knox Recycling, LLC

200 E. Broward Blvd, Suite 1200

Ft. Lauderdale, Florida 33301

Attn: Daniel Brauser, Manager

Re:      Software License Amendment

Dear Mr. Brauser:

This letter agreement amends our Software License Agreement dated July 7, 2012 (the “License Agreement”) by increasing the term from 12 months to 10 years. All other terms and conditions of the License Agreement shall remain in full force and effect.

Please sign below acknowledging your acceptance to the amended term above.

Sincerely yours,

/s/ Douglas Feirstein
Douglas Feirstein
Chief Executive Officer

AGREED AND ACCEPTED:

Fort Knox Recycling, LLC

By:	/s/ Daniel Brauser
Daniel Brauser, Manager